Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 13, 2011, FleetCor Technologies, Inc. (“FleetCor” or the “Company”), through its wholly-owned subsidiary, FleetCor UK Acquisition Limited (the “Acquisition Sub”), and Arval UK Group Limited (“Target’s Parent” or the “Seller”) entered into an agreement (the “Agreement”) for the sale and purchase of the entire issued share capital (the “Acquisition”) of Allstar Business Solutions Limited (“Allstar”). Pursuant to the Agreement, and subject to the conditions contained in it, the Target’s Parent sold to the Acquisition Sub all of the outstanding share capital of Allstar, which became wholly-owned by the Acquisition Sub.

Pursuant to the Agreement, FleetCor acquired all of Allstar’s outstanding shares for a total payment of £200 million (approximately $312 million), including amounts applied at the closing to the repayment of Allstar’s debt. The consideration for the transaction was paid using FleetCor’s existing cash and credit facilities. The all-cash transaction was consummated upon entering into the Agreement.

The following unaudited pro forma condensed combined statements of income for the year ended December 31, 2010 and the nine months ended September 30, 2011 and the unaudited pro forma condensed combined balance sheet as of September 30, 2011, are based on the historical financial statements of FleetCor and Allstar after giving effect to the Acquisition and applying the assumptions and adjustments described herein.

The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2011 and year ended December 31, 2010 are presented as if the Acquisition had occurred on January 1, 2010. The unaudited pro forma condensed combined balance sheet as of September 30, 2011 is presented as if the Acquisition occurred on that date.

The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting with FleetCor considered the acquirer of Allstar. The purchase price and related allocations for the Allstar acquisition have not yet been finalized. Accordingly, consideration given by FleetCor to complete the acquisition of Allstar has been allocated to assets and liabilities of Allstar based upon management’s preliminary estimated fair values as of the date of completion of the Acquisition. The unaudited pro forma purchase price adjustments and the purchase price allocation are subject to change during the purchase price allocation period as the Company finalizes the valuations of net tangible and intangible assets and other working capital. The preliminary unaudited pro forma purchase price adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below. Therefore, some of the amounts reflected in the pro forma statements of income and balance sheet may change.

Certain reclassification adjustments have been made in the presentation of Allstar’s historical amounts to conform the Allstar financial statement basis to the presentation followed by the Company.

The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and Allstar been a combined company during the specified periods. The unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the Company’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010, and its Forms 10-Q for the quarters ended September 30, 2011, June 30, 2011 and March 31, 2011, and Allstar’s historical carve-out financial statements and related notes for the year ended December 31, 2010 and the nine months ended September 30, 2011, included as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K/A.

FleetCor expects to incur significant costs associated with integrating the operations of FleetCor and Allstar. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the merger. Further, the unaudited pro forma condensed combined financial statements do not reflect the effect of any undertakings resulting from the review of the Acquisition by the UK Office of Fair Trading that could impact the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Income

For the Year Ended December 31, 2010

(In thousands, except per share amounts)

	FleetCor Technologies, Inc. and Subsidiaries Historical	Allstar Business Solutions Limited Historical	Pro Forma Adjustments		Pro Forma Combined
Revenues, net	$433,841	$70,597	$849	(A)	$505,287
Expenses:
Merchant commissions	49,050	—	—		49,050
Processing	69,687	—	18,201	(A)	87,888
Selling	32,731	13,589	(11,085	)(A)	35,235
General and administrative	78,135	22,188	(2,837	)(A)(B)	97,487
Depreciation and amortization	33,745	117	10,643	(C)	44,505

Operating income	170,492	34,702	(14,073)		191,121

Other income, net	(1,319)	—	—		(1,319)
Interest expense, net	20,532	1,005	8,751	(D)	30,288

Total other expense	19,213	1,005	8,751		28,968

Income (benefit) before income taxes	151,280	33,697	(22,823)		162,153
Provision (benefit) for income taxes	43,384	9,436	(6,162	)(E)	46,657

Net income (loss)	107,896	24,261	(16,661)		115,496
Calculation of income attributable to common shareholders:
Covertible preferred stock accured dividends	(1,488)	—	—		(1,488)

Income (loss) attributable to common shareholders for basic earnings per share	$106,408	$24,261	$(16,661)		$114,008

Basic earnings per share	$3.00				$3.22
Diluted earnings per share	$1.34				$1.43
Weighted average shares outstanding:
Basic shares	35,434				35,434
Diluted shares	80,751				80,751

Unaudited Pro Forma Condensed Combined Statements of Income

For the Nine Months Ended September 30, 2011

(In thousands, except per share amounts)

	FleetCor Technologies, Inc. and Subsidiaries Historical	Allstar Business Solutions Limited Historical	Pro Forma Adjustments		Pro Forma Combined
Revenues, net	$379,431	$55,116	$1,637	(A)	$436,184
Expenses:
Merchant commissions	36,505	—	—		36,505
Processing	58,585	—	14,161	(A)	72,746
Selling	26,274	10,367	(8,379	)(A)	28,261
General and administrative	59,718	20,519	(2,354	)(A)(B)	77,883
Depreciation and amortization	26,247	165	8,337	(C)	34,749

Operating income	172,102	24,066	(10,127)		186,040

Other income, net	(608)				(608)
Interest expense, net	9,944	622	5,937	(D)	16,502
Loss on extinguishment of debt	2,669	—	—		2,669

Total other expense	12,005	622	5,937		18,563

Income (loss) before income taxes	160,097	23,444	(16,064)		167,477
Provision (benefit) for income taxes	50,534	6,213	(4,273	)(E)	52,474

Net income	$109,563	$17,232	$(11,791)		$115,004

Basic earnings per share	$1.36				$1.43
Diluted earnings per share	$1.31				$1.38
Weighted average shares outstanding:
Basic shares	80,305				80,305
Diluted shares	83,526				83,526

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2011

(In thousands)

	FleetCor Technologies, Inc. and Subsidiaries Historical	Allstar Business Solutions Limited Historical	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$137,284	$9,200	$109,375	(F)	$255,859
Restricted cash	57,399	—	—		57,399
Accounts receivable	419,530	296,350	—		715,880
Other current assets	172,720	—	—		172,720

Total current assets	786,933	305,550	109,375		1,201,858

Goodwill	642,799	—	201,362	(G)	844,161
Other intangibles, net	234,135	—	82,053	(G)	316,188
Other noncurrent assets	75,676	8,156	—		83,832

Total assets	$1,739,543	$313,706	$392,790		$2,446,039

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$241,423	$272,506	$—		$513,929
Securitization facility	150,000	—	179,102	(H)	329,102
Current portion of notes payable and other obligations	15,243	—	109,375	(F)	124,618
Other current liabilities	197,451	—	—		197,451

Total current liabilities	604,117	272,506	288,477		1,165,100

Notes payable and other obligations, less current portion	281,481	—	125,000	(H)	406,481
Deferred income taxes	92,121	—	20,513	(I)	112,634

Total noncurrent liabilities	373,602	—	145,513		519,115

Stockholders’ equity:
Common stock	113	—	—		113
Additional paid-in capital	449,294	—	—		449,294
Retained earnings	496,726	41,200	(41,200	)(J)	496,726
Accumulated other comprehensive loss	(8,646)	—	—		(8,646)
Less treasury stock	(175,663)	—	—		(175,663)

Total stockholders’ equity	761,824	41,200	(41,200)		761,824

Total liabilities and stockholders’ equity	$1,739,543	$313,706	$392,790		$2,446,039

FleetCor Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

September 30, 2011

1.	Basis of Presentation

The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of FleetCor and Allstar. Certain financial statement line items included in Allstar’s historical presentation have been reclassified to conform to the corresponding financial statement line items included in FleetCor’s historical presentation. The classification of these items have no impact on the historical operating income, net income, total assets, total liabilities or stockholders’ equity reported by FleetCor or Allstar.

Additionally, based on FleetCor’s review of Allstar’s summary of significant accounting policies disclosed in Allstar’s financial statements and preliminary discussions with Allstar management, the nature and amount of any adjustments to the historical financial statements of Allstar to conform its accounting policies to those of FleetCor are not expected to be material. Further review of Allstar’s accounting policies and financial statements may result in additional revisions to Allstar’s policies and classifications to conform to those of FleetCor.

The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2011 and year ended December 31, 2010 are presented as if the Acquisition had occurred on January 1, 2010. The unaudited pro forma condensed combined balance sheet as of September 30, 2011 is presented as if the Acquisition occurred on that date. The unaudited pro forma condensed combined statements of income of the Company for the nine months ended September 30, 2011 and year ended December 31, 2010, have been prepared using the historical consolidated statements of income of the Company and Allstar for the nine months ended September 30, 2011 and the year ended December 31, 2010, giving effect to the Company’s acquisition of Allstar using the purchase method of accounting and applying the assumptions and adjustments described herein. The unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2011 has been prepared using the historical consolidated balance sheet data of the Company and Allstar as of September 30, 2011, giving effect to the Company’s acquisition of Allstar using the purchase method of accounting and applying the assumptions and adjustments described herein.

2.	Pro Forma Adjustments

The historical financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the combined results of FleetCor and Allstar. The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

A.	Adjustments reflect the reclassification of Allstar’s accounts to conform to the Company’s accounting policies and financial statement presentation to the presentation followed by the Company in the statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011. The following table details these reclassification adjustments.

	12/31/2010	9/30/2011
Fraud losses reclassification from revenue	$849	$1,637
Fraud losses reclassification to processing expense	(849)	(1,637)
Processing expenses	17,352	12,524
Selling expenses	(11,085)	(8,379)
G&A expenses	(6,267)	(4,145)

Total	—	—

B.	Adjustments to record the Company’s best estimate of certain additional incremental expenses and omitted corporate costs had FleetCor acquired Allstar on January 1, 2010. These adjustments are necessary as the historical financial statements of Allstar, a business carved out of a larger entity, are not indicative of the financial condition or results of operations going forward because of the changes in the business and omission of various operating expenses.

These adjustments include additional marketing costs, executive salaries and related benefits, professional fees, operating costs and partnership commissions. Executive salaries and related benefits, professional fees and operating costs have been estimated based on the incremental difference between the Company’s estimated annual expenses for Allstar on an ongoing basis and amounts recorded in the historical financial results of Allstar. The Company’s estimates of these operational costs are based on actual employee costs and benefit rates and contracted rates of Allstar as a standalone entity. In the normal course of business, the Company entered into a partnership agreement with the Seller for the referral of potential new customers. The Company’s estimate of the additional incremental partnership commissions is the difference between calculating the commissions using the final contracted terms of the partnership agreement agreed with the Seller at date of the Acquisition and the estimated commission structure at the time the Allstar results of operations were audited and reviewed. These adjustments are forward-looking in nature.

C.	Amounts relate to estimated amortization expense on definite-lived intangibles acquired. The Company’s preliminary allocation of these amortizing intangibles is $108 million and will be expensed over an estimated useful life of 10 years. The definite-lived intangible assets are amortized over the period of time that the assets are expected to contribute directly or indirectly to future cash flows.

D.	Adjustment reflects the interest expense on the Company’s borrowings to finance the Acquisition and working capital. The Company financed the Acquisition and working capital through borrowings under its existing $600 million revolving line of credit facility and $500 million securitization facility. Borrowings under the revolving line of credit facility have been assumed to bear interest at a rate of LIBOR plus 2.25% for 2010 and for the nine months ended September 30, 2011, resulting in an average interest rate of 2.52% for 2010 and 2.23% for the nine months ended September 30, 2011. These rates are based on the pro forma leverage ratios. Borrowings under the securitization facility have been assumed to bear interest at an average rate of 1.46% for 2010 and 1.25% for the nine months ended September 30, 2011.

Adjustment also reflects the estimated debt issuance costs related to the Company’s credit facility, as if the facility had been entered into on January 1, 2010, of approximately $0.3 million for 2010.

E.	Adjustments to record the income tax effect of pro forma adjustments recorded using the statutory rate in effect for the United Kingdom of 27% in 2011 and 26.6% for the nine months ended September 30, 2010.

F.	Adjustment to record $109 million of cash required to fund working capital needs of the Allstar business using borrowings from the Company’s existing credit facility.

G.	Adjustment to record the preliminary valuation of the fair value of identifiable intangible assets and goodwill acquired.

H.	Adjustment reflects the Company’s borrowings to finance the Acquisition, as well as the working capital borrowings to finance the daily operations of Allstar. The Company financed the Acquisition and working capital through borrowings under its existing $600 million revolving credit facility and $500 million securitization facility.

I.	Adjustment to record a deferred tax liability associated with the Acquisition of related non-deductible identified definite lived intangible assets in the United Kingdom.

J.	Adjustment to eliminate the historical retained earnings of Allstar.